UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2010

ARTIFICIAL LIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25075	04-3253298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26/F., 88 Hing Fat Street Causeway Bay, Hong Kong
(Address of principal executive offices)

(310) 496-4288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07  Submission of Matters to Vote of Stockholders.

The Annual Meeting of Stockholders of Artificial Life, Inc. (the “Company”) was held on July 16, 2010.  Proxies were solicited by the Company pursuant to Regulation 14 under the Securities and Exchange Act of 1934 for the following 2 proposals:

Proposal 1:  To elect members of the Board of Directors; and

Proposal 2:  To ratify the appointment of KPMG, Certified Public Accountants, Hong Kong as the independent registered public accountant for the Company for fiscal year ending December 31, 2010.

Proxies representing 37,174,651 shares of the common stock eligible to vote at the meeting, or 61.35% of the outstanding common shares, were voted. The stockholders elected all four of the directors and approved Proposal 1.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal One

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes	% Votes For *
Eberhard Schoneburg	22,175,362	217,032	14,782,257	99.03%
Claudia Alsdorf	22,266,341	126,053	14,782,257	99.44%
Gert Hensel	22,266,291	126,103	14,782,257	99.44%
Rene Jaeggi	21,786,734	605,660	14,782,257	97.03%

*  Excludes broker non-votes

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	% Votes For
36,739,776	115,538	319,337	-	98.83%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2010	Artificial Life, Inc.

	By:	/s/ Eberhard Schoneburg
Eberhard Schoneburg
Chief Financial Officer